UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 9, 2015

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Kneeland Street Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

(617) 275-0040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders, or the Annual Meeting, was held on June 9, 2015. Proxies for the Annual Meeting were solicited by the Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board of Directors’ solicitation. There were 14,472,327 shares of common stock entitled to vote at the Annual Meeting. A total of 12,264,327 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Richard J. Lim and Jeffrey Stein were elected as directors to hold office until the 2018 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes

Richard J. Lim	10,919,698	36,324	1,308,305

Jeffrey Stein	10,846,140	109,882	1,308,305

In addition to the directors elected above, Thomas J. Dietz and Evan Loh will continue to serve as directors until the 2016 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier resignation or removal. Michael F. Bigham and Robert Radie will continue to serve as directors until the 2017 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier resignation or removal.

Proposal No. 2

The 2015 Equity Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes

8,350,987	2,603,084	1,951	1,308,305

Proposal No. 3

The selection by the Audit Committee of the Board of Directors of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015 was ratified by the following vote:

For	Against	Abstain

12,236,510	19,048	8,769

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paratek Pharmaceuticals, Inc.

Date: June 12, 2015	By:	/s/ Douglas W. Pagán
Name: Douglas W. Pagán Title: Chief Financial Officer